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                                                                    EXHIBIT 23-f

                        CONSENT OF SALOMON BROTHERS INC

     We hereby consent to the use of our name and to the description of our opinion letter, dated January 4, 1998, under the caption "The Merger-Opinion of Salomon Smith Barney" in, and to the inclusion of such opinion letter as Annex C to, the Proxy Statement/Prospectus of SBC Communications Inc. and Southern New England Telecommunications Corporation, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of SBC Communications Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                              /s/ Salomon Brothers Inc
                                              ----------------------------------
                                                  Salomon Brothers Inc


New York, New York
February 5, 1998